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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549


                                    FORM 8-K


                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) August 26, 2002
                                                 ---------------

                                      UICI
             (Exact name of registrant as specified in its charter)


                  Delaware                              001-14953                75-2044750
----------------------------------------------     --------------------    ---------------------
(State or other jurisdiction of incorporation        (Commission File          (IRS Employer
              or organization)                            Number)           Identification No.)

4001 McEwen Drive, Suite 200, Dallas, Texas                                        75244
----------------------------------------------                             ---------------------
  (Address of principal executive offices)                                      (Zip Code)
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Registrant's telephone number, including area code: (972) 392-6700
                                                    --------------


                                 Not Applicable
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)


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ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING PUBLIC ACCOUNTANT

          On August 26, 2002, UICI (the "Company") dismissed Ernst & Young LLP as its independent accountants and selected KPMG LLP as its new independent accountants effective August 26, 2002. The Company's Audit Committee participated in and approved the decision to change independent accountants.

          The reports of Ernst & Young LLP on the financial statements for each of the past two fiscal years ended December 31, 2001 and 2000 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

          In addition, in connection with its audits of the Company's financial statements for each of the two most recent fiscal years and the subsequent interim period through August 26, 2002, there have been no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young LLP, would have caused Ernst & Young LLP to make reference thereto in their report on the financial statements for such years.

          Except as described in the next succeeding paragraph, during the two most recent fiscal years and the subsequent interim period through August
     26, 2002, there were no reportable events (as defined in Regulation S-K
     Item 304(a)(1)(v)).

          In a letter dated April 4, 2000 to the Audit Committee of the Company's Board of Directors, Ernst & Young LLP advised the Company that, during the course of and in connection with Ernst & Young LLP's audit of the Company's consolidated financial statements for the year ended December
     31, 1999, Ernst & Young LLP had noted certain matters involving the Company's internal controls and its operations that Ernst & Young LLP considered to be reportable conditions and material weaknesses under standards established by the American Institute of Certified Public
     Accountants. Reportable conditions involve matters coming to the auditor's attention relating to significant deficiencies in the design or operation of an entity's internal control that, in the auditor's judgment, could adversely affect the entity's ability to record, process, summarize, and report financial data consistent with the assertions of management in the financial statements. A material weakness is a reportable condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the consolidated financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. The Company has authorized
     Ernst & Young LLP to respond fully to inquiries of the Company's new accountants concerning this matter.

          The Company provided Ernst & Young LLP with a copy of the disclosure made under this Item 4 of Form 8-K and has requested that Ernst & Young LLP furnish it with a letter addressed to the Securities and Exchange
     Commission stating whether or not it agrees with the above statements. A copy of such letter, dated September 3, 2002, is filed as Exhibit 16 to this Form 8-K.

          During the two most recent fiscal years and the subsequent interim period through August 26, 2002, neither the Company nor anyone on its behalf has consulted with KPMG LLP regarding: (i) either the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.


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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 16 Letter, dated September 3, 2002, from Ernst & Young LLP to the Securities and Exchange Commission regarding change in certifying accountants.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                         UICI
                                         --------------------------------------
                                         (Registrant)


Date  September 3, 2002               By       /s/ Mark D. Hauptman
      ------------------                 --------------------------------------
                                         Mark D. Hauptman
                                         Vice President and Chief
                                         Financial Officer



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                                  EXHIBIT INDEX

EXHIBIT NUMBER                    DESCRIPTION
--------------                    -----------
    16                Letter dated September 3, 2002 from Ernst & Young LLP to
                      the Securities and Exchange Commission regarding change in certifying accountants